UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 7, 2011

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-12291	54-1163725
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100

Arlington, Virginia 22203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(703) 522-1315

NOT APPLICABLE

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments.

On February 7, 2011, The AES Corporation (the “Company” or “AES”) concluded that certain long-lived assets were impaired during the fourth quarter of 2010. As a result, an aggregate impairment charge of approximately $930 million or approximately $605 million net of estimated income tax benefits will be recognized in the Company’s operating results for the three months and full year ended December 31, 2010. The impairment charge will not impact the Company’s cash flow or cash balances and is not expected to result in any material future cash expenditures.

The assets impaired include AES New York Funding including its subsidiary AES Eastern Energy in New York (approximately $830 million) and AES Deepwater in Texas (approximately $80 million), two North American merchant generation businesses. As disclosed in the Company’s prior periodic filings, our merchant generation businesses in North America have faced challenges associated with a decline in power prices relative to the price of coal and petroleum coke. These adverse market developments which further deteriorated in the fourth quarter of 2010 have made the operation of the AES Deepwater plant uneconomical and significantly reduced economic prospects for AES Eastern Energy. Further, there have been a number of developments that indicate that capacity prices for the plants in the Western New York power market, where AES Eastern Energy supplies power, are unlikely to reach levels significantly in excess of those achieved historically. The Company continues to evaluate other potential indicators and has identified an additional $20 million of other long-lived assets that are also impaired. Management expects to conclude its assessment and finalize the estimation of the impairment charges along with the assessment of the potential impact to income tax expense with the submission of its December 31, 2010 Form 10-K.

Item 7.01	Regulation FD Disclosure.

As a result of the impairment charges described in Item 2.06 to this Form 8-K, the Company is reducing its diluted earnings per share guidance for 2010 by the amount of the impairment charge, which is up to approximately $0.79 per share, net of tax and non-controlling interest. No other elements of the Company’s previously disclosed guidance are affected by the impairment charges.

The Company has not finalized its year-end accounting review or completed the preparation of its year-end consolidated financial statements. The Company continues to review items which may impact 2010 results, including the potential impact of the impairment charges described in Item 2.06 above on the Company’s income tax provision and the realizability of its deferred tax assets. The Company intends to file its audited consolidated financial statements at the end of February 2011. The Company also continues to review its 2011 forecast. The Company intends to issue 2011 guidance for all guidance elements on its year-end earnings call.

This information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act regardless of any general incorporation language in such filing.

Forward-looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Securities Act and of the Exchange Act. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A. “Risk Factors” in AES’ 2009 Annual Report on Form 10-K. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

THE AES CORPORATION

Date: February 11, 2011	By:	/s/ Mary E. Wood
		Name:	Mary E. Wood
		Title:	Vice President and Corporate Controller